UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2009

Who’s Your Daddy, Inc. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	0-33519 (Commission File Number)	98-0360989 (IRS Employer Identification No.)

5840 El Camino Real, Suite 108 Carlsbad, California (Address of principal executive offices)	92008 (Zip Code)

(760) 438-5470 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

On January 26, 2009, Who’s Your Daddy, Inc. (the “Company”) entered into a Marketing & Representation Agreement (the “Agreement”) with Leigh Steinberg Sports & Entertainment LLC, a Nevada limited liability company (“Steinberg”).  The Agreement, which has a term of 12 months, provides that, in exchange for Steinberg providing marketing, public relations, and merchandising services to the Company, the Company shall (1) pay Steinberg a $7,500 engagement fee, (2) pay Steinberg a monthly advisory fee of $7,500 commencing on April 1, 2009, (3) pay Steinberg a 10% “Success Fee” for all revenue received by the Company attributable to the efforts and performance of Steinberg, (4) issue to Steinberg, subject to a 12 month vesting schedule, 1,000,000 shares of the Company’s common stock, and (5) reimburse Steinberg for all out-of-pocket expenses incurred in the performance of the Agreement.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Agreement.

Section 3 - Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Agreement described in Item 1.01, the Company issued 1,000,000 shares of the Company’s common stock to Steinberg.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Act and/or Rule 506 of Regulation D promulgated pursuant thereto.  The Company believes that Steinberg is an “accredited investor” under Rule 501 under Regulation D of the Act and had adequate access to information about the Company.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(c)           The following exhibit is being furnished herewith:

Exhibit No.                                Exhibit Description

10.1	Marketing & Representation Agreement with Leigh Steinberg Sports & Entertainment LLC, dated January 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 29, 2009	WHO’S YOUR DADDY, INC.,
a Nevada corporation

/s/ Michael R. Dunn
By: Michael R. Dunn
Its: Chief Executive Officer